FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

TELEPHONE AND DATA SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

30 North LaSalle Street, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement

On November 6, 2012, United States Cellular Corporation (“U.S. Cellular”), a subsidiary of Telephone and Data Systems, Inc. (“TDS”), entered into a Purchase and Sale Agreement with subsidiaries of Sprint Nextel Corporation (“Sprint”).

As more fully described below, the Purchase and Sale Agreement provides that U.S. Cellular will transfer to Sprint certain rights and assets (collectively, the “Subject Assets”), and Sprint will assume certain liabilities (“Subject Liabilities”), related to certain operating markets in U.S. Cellular’s Mid-Central region (the “Subject Markets”), in consideration for $480 million in cash at closing (“Purchase Price”), subject to pro-rations of certain assets and liabilities.  U.S. Cellular will retain all other assets (“Retained Assets”) and liabilities (“Retained Liabilities”) related to the Subject Markets.

The Purchase and Sale Agreement also contemplates certain other agreements as discussed below, including transition services agreements and a spectrum manager lease agreement.

The transaction is subject to FCC approval, compliance with the Hart-Scott-Rodino Act and other conditions.  Subject to the satisfaction or (if permitted) waiver of all conditions, the transaction is expected to close by mid-2013.

Management and the TDS Board of Directors and U.S. Cellular Board of Directors considered various alternatives and the TDS and U.S. Cellular Boards of Directors determined to enter into this transaction as part of a decision to divest low-margin markets and focus U.S. Cellular’s efforts and capital on its higher-margin markets.  The transaction will better position U.S. Cellular to invest its resources in markets where it is more likely to succeed.  U.S. Cellular’s strategic priority is to drive growth and profitability in its stronger markets.

The Subject Markets include U.S. Cellular’s Chicago, central Illinois, St. Louis and certain Indiana/Michigan/Ohio markets.  Service revenues for these markets were approximately $340 million for the nine months ended September 30, 2012 and approximately $489 million for the twelve months ended December 31, 2011. U.S. Cellular is not transferring and will continue to operate and provide service in Peoria, Rockford and certain other areas in Illinois, and in Columbia, Sedalia, Jefferson City and certain other areas in Missouri.

The Subject Assets include customers (the “Subject Customers”) and certain wireless license spectrum (the “Subject License Spectrum”) in the Subject Markets.

Based on information as of September 30, 2012, the number of Subject Customers to be transferred is approximately 569,000 retail customers, consisting of 488,000 postpaid customers and 81,000 prepaid customers, and approximately 16,000 reseller customers, for a total of approximately 585,000 total customers.

The Subject License Spectrum includes most of U.S. Cellular’s PCS licenses in the Subject Markets.  U.S. Cellular will retain its direct and indirect ownership interests in other spectrum in the Subject Markets.  The transaction does not affect spectrum licenses held by variable interest entities consolidated by U.S. Cellular that are not currently used in the operations of the transferred markets.

The Subject Liabilities that will be assumed by Sprint include only (i) liabilities as of the closing relating to the Subject Customers and (ii) liabilities arising after the closing relating to the Subject Assets.

The Retained Assets include all assets other than the Subject Assets, including cash, accounts receivable, inventory, naming rights, real estate, cell sites including towers, network equipment, stores, retail equipment, furniture and fixtures, and all other assets, including the corporate and other facilities located in the Subject Markets.

The Retained Liabilities include all liabilities other than the Subject Liabilities, including accounts payable, accrued expenses, liabilities to employees, taxes, and obligations under benefit plans, contracts, leases and asset retirement obligations.

Also, the Purchase and Sale Agreement contemplates that the following agreements will be entered into as of the closing:

1.       A Customer Transition Services Agreement, pursuant to which U.S. Cellular would continue to provide customer service and billing to, and collect accounts receivable from, the Subject Customers for a period of up to 24 months following the closing.  Sprint will U.S. Cellular for providing such services.

2.       A Network Transition Services Agreement, pursuant to which U.S. Cellular would continue to use the Retained Assets to provide network services to Sprint in the Subject Markets, for a period of up to 24 months following the closing. Sprint will U.S. Cellular for providing such services.

3.       A  Spectrum Manager Lease Agreement which provides that Sprint, as lessor, would lease the Subject Licenses to U.S. Cellular, as lessee, so that U.S. Cellular will have FCC authority to operate the network during the transition period.  U.S. Cellular is not required to make any lease payments to Sprint under this agreement.

4.       A Brand License Agreement which provides that Sprint will have the rights to continue to use U.S. Cellular’s tradenames, trademarks and service marks in the Subject Markets during the transition period.  No additional payments are due by Sprint to U.S. Cellular under this agreement.

5.       An Amendment to the Sprint/U.S. Cellular Intercarrier Roaming Agreement.

After the closing, the Subject Customers will cease to be customers of U.S. Cellular and become customers of Sprint. On and after the closing, U.S. Cellular will bill customers and collect accounts receivable on behalf of Sprint pursuant to the Customer Transition Services Agreement for up to 24 months following the closing.  Sprint will provide notice to U.S. Cellular when to discontinue these transition services.

After the closing, U.S. Cellular will retain and continue to operate the Retained Assets pursuant to the Network Transition Services Agreement.  As of September 30, 2012, there were approximately 1,700 cell sites in the Subject Markets, which will be retained and operated by U.S. Cellular to provide network services to Sprint during the transition period.  During this transition period, Sprint will provide notice to U.S. Cellular as to how and when to decommission certain network assets.

U.S. Cellular expects to incur network-related exit costs in the Subject Markets as a result of the transaction, including: (i) costs to decommission cell sites and mobile telephone switching office (MTSO) sites, (ii) costs to terminate real property leases, (iii) costs to terminate certain network access arrangements, and (iv) costs for employee termination benefits that are paid to specified engineering employees in the Subject Markets.

Pursuant to the transition services agreements, Sprint will reimburse U.S. Cellular (i) actual cell site rent expenses during the transition period, (ii) actual costs to decommission cell sites and MTSO sites in the Subject Markets, (iii) actual costs to terminate cell site real property leases in the Subject Markets, (iv) actual costs to terminate certain network access arrangements with respect to the Subject Markets and (v) employee termination benefits (excluding retention) that are paid to specified engineering employees in the Subject Markets.  The aggregate reimbursement by Sprint to U.S. Cellular for the foregoing will not exceed $200 million (the “Sprint Cost Reimbursement”).  In addition to the Sprint Cost Reimbursement, Sprint will reimburse U.S. Cellular for the provision of customer, billing and network services to Sprint for a period of up to 24 months after the closing date, and Sprint will reimburse U.S. Cellular for providing such services at an amount equal to U.S. Cellular’s cost, including applicable overhead allocations.

Sprint will not purchase or assume any of U.S. Cellular’s retail locations, distribution points or agent relationships. The transaction will result in the closure of approximately 100 company-owned stores and the termination of related retail associates, along with the termination of agent and sub-agent relationships related to approximately 150 stores in these markets. U.S. Cellular will also cease to distribute U Prepaid in Wal-Mart stores in these markets.  U.S. Cellular will develop a plan to close these stores and terminate these arrangements over the next few months that will be effective on or about the time of the closing.

U.S. Cellular expects to incur costs associated with store closures and agent terminations in the Subject Markets, including: (i) costs to terminate leases for company-owned retail stores, (ii) costs for employee termination benefits that are paid to retail and support employees, and (iii) costs to terminate certain agent and sub-agent relationships.

Upon the completion of the transaction, U.S. Cellular expects to reduce its workforce by approximately 1,000 employees in these markets, primarily store employees, but also including engineering employees and support staff.  Most of these employees will continue to work through the closing and some of the employees will continue to be retained through the completion of the transition services to continue to serve customers and operate the network pursuant to the Customer Transition Services Agreement and the Network Transition Services Agreement.

Between the date of the Purchase and Sale Agreement and the closing, the operating results of the Subject Markets will continue to be presented in continuing operations and will not be presented as discontinued operations.

As a result of the transaction, TDS will review goodwill and intangible assets for impairment in the fourth quarter of 2012.  TDS is not able to predict the outcome of those impairment reviews.  Financial impacts of the transaction will be classified in the Statement of Operations within Operating income.  As a result of the transaction and the related impacts on U.S. Cellular’s Retained Assets discussed herein, TDS expects to recognize the following amounts in its Statement of Operations between the date the Purchase and Sale Agreement is signed and the end of the transition services period:

•               Proceeds from Sprint, including reimbursements, less licenses transferred, allocated goodwill and transaction costs, are estimated to be in the amount of approximately $480 million to $505 million;

•               Employee related costs including severance, retention and outplacement of retail, engineering and related support employees, are estimated to be $15 million to $25 million;

•               Contract termination costs related to terminating network backhaul agreements, retail store leases, agent agreements, and network site leases are estimated to be $125 million to $175 million;

•               Incremental accelerated depreciation, amortization and accretion, net of salvage values, of $90 million to $185 million as a result of reducing the useful lives of certain property, plant and equipment and accelerating the settlement dates of asset retirement obligations.  This represents the incremental depreciation, amortization and accretion on Retained Assets that is expected to be recognized in excess of the amount that would have been recognized absent the transaction.  Such incremental amount will be recognized from the signing date through the termination date of the Network Transition Services Agreement and the Customer Transition Services Agreement, as applicable; and

•               Non-cash charges for the write-off and write-down of various operating assets and liabilities in the amount of $10 million to $25 million between the signing date and the closing date.  These charges will be recognized in various components of operating expenses.

As noted above, the Purchase Price is $480 million, net of certain pro-rations, to be received upon the closing of the Purchase and Sale Agreement, and the Sprint Cost Reimbursement is up to $200 million.  After the closing, TDS intends to invest the Purchase Price in excess of exit costs and tax payments in temporary investments and these funds will be available for use for general corporate purposes. This will increase TDS’ liquidity and capital resources at that time, subject to the below cash expenditures and income taxes.

As a result of the transaction and the related impacts on U.S. Cellular's Retained Assets discussed above, TDS expects net cash flows of the following:

(dollars in millions)	Cash Inflow (Outflow)
Purchase price	$480
Sprint Cost Reimbursement	$150 - 200
Total proceeds	$630 - 680
Cash expenditures:
Employee related costs	$(15) - (25)
Contract termination costs	$(125) - (175)
Costs of decommissioning cell sites and MTSO's	$(50) - (60)
Transaction costs	Approximately $(5)

Net cash proceeds from the transaction after consideration of the amounts above and income taxes are expected to be $275 million to $350 million.  Such net cash proceeds will be realized over the period from the date of signing the Purchase and Sale Agreement to the end of the transition services agreements.

Following the closing, TDS will no longer receive Operating revenues in the Subject Markets, including revenues from the transferred Subject Customers and roaming revenues in the Subject Markets.

However, following the closing, TDS will continue to incur Cost of services and products expenses, Selling, general and administrative expenses and Depreciation, amortization and accretion in the Subject Markets in order for U.S. Cellular to provide transition services to Sprint for a period of up to 24 months following the closing.  However, these costs will be largely offset by the amounts to be reimbursed by Sprint to the extent provided pursuant to the Customer Transition Services Agreement and the Network Transition Services Agreement.

Except for the transaction contemplated by the above described agreements and roaming agreements between Sprint and U.S. Cellular, there are no material relationships between (i) U.S. Cellular, TDS or their affiliates, on the one hand, and (ii) Sprint, on the other hand.

The Purchase and Sale Agreement contains customary representations, warranties, and covenants.

The foregoing description of the Purchase and Sale Agreement and related transaction is not purported to be complete with respect to the material terms of such agreement and is qualified by reference to the complete Purchase and Sale Agreement, which is incorporated by reference herein as Exhibit 2.1.

The Purchase and Sale Agreement has been included for the purpose of providing disclosure of information regarding its terms pursuant to Item 1.01 of Form 8-K and Item 601(b)(10) of Regulation S-K.  It has not been filed and should not be relied upon as a disclosure of any other information, including information about U.S. Cellular, TDS or Sprint.  In particular, the representations and warranties in the Purchase and Sale Agreement were made by U.S. Cellular and Sprint to each other and not to any other person, and are qualified by information in disclosure schedules that have not been filed herewith.  Such representations and warranties should not be relied upon as disclosures of facts.

The foregoing anticipated impacts of the Purchase and Sale Agreement and related transaction are subject to risks and uncertainties, including the ability to obtain regulatory approval, successfully complete the transaction and the actual financial impacts of such transaction.

Item 2.05 Costs Associated with Exit or Disposal Activities

The information required to be disclosed under this item is included in Item 1.01 above.

Item 2.06 Material Impairments

The information required to be disclosed under this item is included in Item 1.01 above.

Item 7.01. Regulation FD Disclosure.

On November 7, 2012, U.S. Cellular issued a press release announcing the entering into of the Purchase and Sale Agreement. A copy of the press release is incorporated by reference herein on Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date	November 7, 2012

By	/s/ Douglas D. Shuma
Douglas D. Shuma Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit

No.                   Description

2.1                  Purchase and Sale Agreement dated as of November 6, 2012 by and between United States Cellular Corporation and Sprint Spectrum L.P. and SprintCom, Inc. is hereby  incorporated by reference from Exhibit 2.1 to U.S. Cellular’s Current Report on Form 8-K dated the date hereof.

99.1                U.S. Cellular Press Release dated November 7, 2012 is hereby incorporated by reference from Exhibit 99.1 to U.S. Cellular's Current Report on Form 8-K dated the date hereof.

99.2                Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement